                                                              EXHIBIT 99.1(5)(b)




                                                      ReliaStar Life of New York
                                                   1000 Woodbury Road, Suite 102
                                                              Woodbury, NY 11797
--------------------------------------------------------------------------------





                                             A Life Insurance Illustration using

                                                               SELECT*LIFE NY II

                                      A Variable Universal Life Insurance Policy
                                                         (Standard Form #86-025)
                                    ReliaStar Life Insurance Company of New York





                                                                   Designed for:

                                                                       James Doe



                                                                    Prepared by:

                                                                 Reliastar Agent





                                                                [RELIASTAR LOGO]





--------------------------------------------------------------------------------
BA-4-V                                                       12/08/2000 11:55 AM

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

                              POLICY ILLUSTRATION
                                Variable Account

The purpose of this illustration is to show how the performance of the underlying sub-accounts could affect the policy cash value and death benefit assuming the current policy costs continue. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

James Doe
  Male 40 Preferred No Tobacco
Initial Total Face Amount: $100,000
Initial Death Benefit Option: A (Level)
Annual Premium: $1,462.00

                               ------------------------------CURRENT POLICY COSTS-------------------------
                                    0.00% Gross Hypothetical Return      10.00% Gross Hypothetical Return
                                          (-1.19% Net Return)                    (8.81% Net Return)
                               ---------------------------------------------------------------------------
          End                    Accum-        Cash                     Accum-        Cash
 End     of Yr    Premium       ulation      Surrender     Death       ulation      Surrender      Death
of Yr     Age     Outlay         Value        Value       Benefit       Value         Value       Benefit
-----    -----    -------       -------      ---------    -------      -------      ---------     -------
 1        41       1,462           938           235      100,000       1,053          350        100,000
 2        42       1,462         1,853         1,229      100,000       2,187        1,562        100,000
 3        43       1,462         2,746         2,200      100,000       3,408        2,861        100,000
 4        44       1,462         3,620         3,152      100,000       4,727        4,259        100,000
 5        45       1,462         4,476         4,086      100,000       6,155        5,765        100,000
                  ------
                   7,310

 6        46       1,462         5,315         5,003      100,000       7,702        7,389        100,000
 7        47       1,462         6,137         5,902      100,000       9,377        9,142        100,000
 8        48       1,462         6,940         6,784      100,000      11,191       11,035        100,000
 9        49       1,462         7,724         7,645      100,000      13,156       13,078        100,000
10        50       1,462         8,486         8,486      100,000      15,283       15,283        100,000
                  ------
                  14,620

11        51       1,462         9,556         9,556      100,000      17,934       17,934        100,000
12        52       1,462        10,595        10,595      100,000      20,803       20,803        100,000
13        53       1,462        11,602        11,602      100,000      23,909       23,909        100,000
14        54       1,462        12,576        12,576      100,000      27,273       27,273        100,000
15        55       1,462        13,519        13,519      100,000      30,922       30,922        100,000
                  ------
                  21,930

16        56       1,462        14,431        14,431      100,000      34,883       34,883        100,000
17        57       1,462        15,311        15,311      100,000      39,184       39,184        100,000
18        58       1,462        16,157        16,157      100,000      43,858       43,858        100,000
19        59       1,462        16,969        16,969      100,000      48,940       48,940        100,000
20        60       1,462        17,744        17,744      100,000      54,470       54,470        100,000
                  ------
                  29,240

________________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 2 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

                                ------------------------------CURRENT POLICY COSTS-------------------------
                                     0.00% Gross Hypothetical Return      10.00% Gross Hypothetical Return
                                           (-1.19% Net Return)                   (8.81% Net Return)
                                ---------------------------------------------------------------------------
           End                    Accum-        Cash                     Accum-        Cash
  End     of Yr    Premium       ulation      Surrender     Death       ulation      Surrender       Death
 of Yr     Age     Outlay         Value        Value       Benefit       Value         Value        Benefit
 -----    -----    -------       -------      ---------    -------      -------      ---------      -------
 21        61       1,462         18,476        18,476     100,000       60,489         60,489      100,000
 22        62       1,462         19,164        19,164     100,000       67,046         67,046      100,000
 23        63       1,462         19,806        19,806     100,000       74,199         74,199      100,000
 24        64       1,462         20,398        20,398     100,000       82,008         82,008      101,690
 25        65       1,462         20,938        20,938     100,000       90,506         90,506      110,418
                   ------
                   36,550

 26        66       1,462         21,417        21,417     100,000       99,735         99,735      119,683
 27        67       1,462         21,847        21,847     100,000      109,756        109,756      130,610
 28        68       1,462         22,228        22,228     100,000      120,636        120,636      142,351
 29        69       1,462         22,552        22,552     100,000      132,448        132,448      154,965
 30        70       1,462         22,812        22,812     100,000      145,272        145,272      168,516
                   ------
                   43,860

 31        71       1,462         23,009        23,009     100,000      159,196        159,196      183,076
 32        72       1,462         23,130        23,130     100,000      174,333        174,333      196,997
 33        73       1,462         23,164        23,164     100,000      190,797        190,797      211,785
 34        74       1,462         23,114        23,114     100,000      208,715        208,715      227,499
 35        75       1,462         22,964        22,964     100,000      228,226        228,226      244,202
                   ------
                   51,170

 36        76       1,462         22,672        22,672     100,000      249,484        249,484      261,958
 37        77       1,462         22,206        22,206     100,000      272,560        272,560      286,189
 38        78       1,462         21,547        21,547     100,000      297,605        297,605      312,486
 39        79       1,462         20,646        20,646     100,000      324,775        324,775      341,015
 40        80       1,462         19,491        19,491     100,000      354,246        354,246      371,958
                   ------
                   58,480

 41        81       1,462         18,056        18,056     100,000      386,203        386,203      405,514
 42        82       1,462         16,288        16,288     100,000      420,843        420,843      441,886
 43        83       1,462         14,131        14,131     100,000      458,375        458,375      481,295
 44        84       1,462         11,523        11,523     100,000      499,025        499,025      523,977
 45        85       1,462          8,362         8,362     100,000      543,023        543,023      570,174
                   ------
                   65,790

 46        86       1,462          4,474         4,474     100,000      590,598        590,598      620,129
*47        87       1,462              0             0           0      641,994        641,994      674,094
 48        88       1,462              0             0           0      697,449        697,449      732,322
 49        89       1,462              0             0           0      757,213        757,213      795,075
 50        90       1,462              0             0           0      821,544        821,544      862,622
                   ------
                   73,100


















________________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 3 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

                                ------------------------------CURRENT POLICY COSTS-------------------------
                                0.00% Gross Hypothetical Return          10.00% Gross Hypothetical Return
                                      (-1.19% Net Return)                       (8.81% Net Return)
                                ---------------------------------------------------------------------------
          End                    Accum-        Cash                     Accum-        Cash
 End     of Yr    Premium       ulation      Surrender     Death       ulation      Surrender       Death
of Yr     Age     Outlay         Value        Value       Benefit       Value         Value        Benefit
-----    -----    -------       -------      ---------    -------     ---------     ---------     ---------
51        91       1,462              0              0          0       890,693       890,693       935,228
52        92       1,462              0              0          0       966,094       966,094     1,004,738
53        93       1,462              0              0          0     1,048,668     1,048,668     1,080,129
54        94       1,462              0              0          0     1,139,453     1,139,453     1,162,242
55        95       1,462              0              0          0     1,239,687     1,239,687     1,252,084
                  ------
                  80,410

56        96       1,462              0              0          0     1,349,889     1,349,889     1,349,890
57        97       1,462              0              0          0     1,469,761     1,469,761     1,469,761
58        98       1,462              0              0          0     1,600,149     1,600,149     1,600,150
59        99       1,462              0              0          0     1,741,979     1,741,979     1,741,979
60       100       1,462              0              0          0     1,896,252     1,896,252     1,896,252
                  ------
                  87,720

*Year 47, Month 11
Based on the current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

________________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 4 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

                              POLICY ILLUSTRATION
                                Variable Account

The purpose of this illustration is to show how the performance of the underlying sub-accounts could affect the policy cash value and death benefit assuming the maximum policy costs were charged. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

James Doe
  Male 40 Preferred No Tobacco

Initial Total Face Amount: $100,000
Initial Death Benefit Option: A (Level)
Annual Premium: $1,462.00

                                -------------------------MAXIMUM GUARANTEED POLICY COSTS------------------
                                0.00% Gross Hypothetical Return          10.00% Gross Hypothetical Return
                                      (-1.39% Net Return)                       (8.61% Net Return)
                                --------------------------------------------------------------------------
          End                    Accum-        Cash                     Accum-        Cash
 End     of Yr    Premium       ulation      Surrender     Death       ulation      Surrender      Death
of Yr     Age     Outlay         Value        Value       Benefit       Value         Value       Benefit
-----    -----    -------       -------      ---------    -------      -------      ---------     -------
 1        41       1,462          692             0       100,000         793           90        100,000
 2        42       1,462        1,358           734       100,000       1,638        1,013        100,000
 3        43       1,462        2,000         1,453       100,000       2,538        1,992        100,000
 4        44       1,462        2,614         2,145       100,000       3,498        3,029        100,000
 5        45       1,462        3,201         2,810       100,000       4,521        4,131        100,000
                  ------
                   7,310

 6        46       1,462        3,758         3,446       100,000       5,611        5,298        100,000
 7        47       1,462        4,284         4,049       100,000       6,771        6,537        100,000
 8        48       1,462        4,777         4,620       100,000       8,008        7,852        100,000
 9        49       1,462        5,236         5,157       100,000       9,236        9,248        100,000
10        50       1,462        5,657         5,657       100,000      10,731       10,731        100,000
                  ------
                  14,620

11        51       1,462        6,376         6,376       100,000      12,582       12,582        100,000
12        52       1,462        7,048         7,048       100,000      14,562       14,562        100,000
13        53       1,462        7,667         7,667       100,000      16,678       16,678        100,000
14        54       1,462        8,230         8,230       100,000      18,940       18,940        100,000
15        55       1,462        8,729         8,729       100,000      21,357       21,357        100,000
                  ------
                  21,930

16        56       1,462        9,158         8,158       100,000      23,940       23,940        100,000
17        57       1,462        9,512         9,512       100,000      26,703       26,703        100,000
18        58       1,462        9,787         9,787       100,000      29,665       29,665        100,000
19        59       1,462        9,978         9,978       100,000      32,843       32,843        100,000
20        60       1,462       10,074        10,074       100,000      36,258       36,258        100,000
                  ------
                  29,240

________________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 5 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

                                 ------------------------MAXIMUM GUARANTEED POLICY COSTS-------------------
                                 0.00% Gross Hypothetical Return          10.00% Gross Hypothetical Return
                                       (-1.39% Net Return)                       (8.61% Net Return)
                                 ---------------------------------------------------------------------------
           End                    Accum-        Cash                     Accum-        Cash
  End     of Yr    Premium       ulation      Surrender     Death       ulation      Surrender       Death
 of Yr     Age     Outlay         Value         Value      Benefit       Value         Value        Benefit
 -----    -----    -------       -------      ---------    -------     ---------     ---------     ---------
 21        61       1,462         10,065       10,065      100,000        39,933        39,933      100,000
 22        62       1,462          9,939        9,939      100,000        43,894        43,894      100,000
 23        63       1,462          9,680        9,680      100,000        48,171        48,171      100,000
 24        64       1,462          9,267        9,267      100,000        52,798        52,798      100,000
 25        65       1,462          8,679        8,679      100,000        57,819        57,819      100,000
                   ------
                   36,550

 26        66       1,462          7,892        7,892      100,000        63,288        63,288      100,000
 27        67       1,462          6,887        6,887      100,000        69,272        69,272      100,000
 28        68       1,462          5,639        5,639      100,000        75,852        75,852      100,000
 29        69       1,462          4,121        4,121      100,000        83,128        83,128      100,000
 30        70       1,462          2,294        2,294      100,000        91,159        91,159      105,745
                   ------
                   43,860

 31        71       1,462            106          106      100,000        99,829        99,829      114,804
*32        72       1,462              0            0      100,000       109,208       109,208      123,406
 33        73       1,462              0            0            0       119,387       119,387      132,520
 34        74       1,462              0            0            0       130,441       130,441      142,181
 35        75       1,462              0            0            0       142,476       142,476      152,449
                   ------
                   51,170

 36        76       1,462              0            0            0       155,618       155,618      163,399
 37        77       1,462              0            0            0       169,793       169,793      178,283
 38        78       1,462              0            0            0       185,075       185,075      194,329
 39        79       1,462              0            0            0       201,540       201,540      211,618
 40        80       1,462              0            0            0       219,269       219,269      230,233
                   ------
                   58,480

 41        81       1,462              0            0            0       238,342       238,342      250,260
 42        82       1,462              0            0            0       258,840       258,840      271,782
 43        83       1,462              0            0            0       280,839       280,839      294,881
 44        84       1,462              0            0            0       304,414       304,414      319,635
 45        85       1,462              0            0            0       329,642       329,642      346,125
                   ------
                   65,790

 46        86       1,462              0            0            0       356,601       356,601      374,432
 47        87       1,462              0            0            0       385,373       385,373      404,642
 48        88       1,462              0            0            0       416,039       416,039      436,841
 49        89       1,462              0            0            0       448,687       448,687      471,121
 50        90       1,462              0            0            0       483,399       483,399      507,569
                   ------
                   73,100

________________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 6 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

                                ------------------------MAXIMUM GUARANTEED POLICY COSTS-------------------
                                0.00% Gross Hypothetical Return          10.00% Gross Hypothetical Return
                                      (-1.39% Net Return)                       (8.61% Net Return)
                                ---------------------------------------------------------------------------
          End                    Accum-        Cash                     Accum-        Cash
 End     of Yr    Premium       ulation      Surrender     Death       ulation      Surrender       Death
of Yr     Age     Outlay         Value        Value       Benefit       Value         Value        Benefit
-----    -----    -------       -------      ---------    -------     ---------     ---------     ---------
51        91       1,462              0            0            0       520,249       520,249      546,262
52        92       1,462              0            0            0       560,780       560,780      583,212
53        93       1,462              0            0            0       605,625       605,625      623,795
54        94       1,462              0            0            0       655,566       655,566      668,677
55        95       1,462              0            0            0       771,588       711,588      718,705
                  ------
                  80,410

56        96       1,462              0            0            0       773,857       773,857      773,858
57        97       1,462              0            0            0       841,454       841,454      841,454
58        98       1,462              0            0            0       914,834       914,834      914,835
59        99       1,462              0            0            0       994,494       994,494      994,494
60       100       1,462              0            0            0     1,080,969     1,080,969    1,080,970
                  ------
                  87,720

*Year 32, Month 7
Based on the maximum guaranteed costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.
________________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 7 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
--------------------------------------------------------------------------------

                  VALUABLE INFORMATION ABOUT YOUR ILLUSTRATION

This is an illustration, not a contract, and must be preceded or accompanied by a current Prospectus.

This illustration does not recognize that, because of inflation, a dollar in the future has less value than a dollar today.

The values illustrated comply with the Internal Revenue Code definition of life insurance.

GROSS HYPOTHETICAL RETURNS. The gross hypothetical returns shown are illustrative only and should not be deemed a representation of past or future rates of return. No representation may be made by your agent or ReliaStar Life Insurance Company of New York that these hypothetical rates of return can be achieved or sustained over any period of time. The death benefits and cash surrender values for a policy may be different from those shown, even if the actual rates of return averaged the hypothetical rate of return illustrated over a period of years but fluctuated above or below that average at any time during the period.

NET ANNUAL RETURN. The net rate illustrated reflects a reduction from the gross rate to cover ReliaStar Life Insurance Company of New York's variable accumulation value charge and portfolio operating expenses. The variable accumulation value charge on an annual basis is equal to 0.40% of the Variable Account assets for current costs and 0.60% for the maximum guaranteed costs. An average portfolio operating expense of 0.79% is deducted from the gross return. The actual portfolio expense deducted would vary based on the premium allocation specified.

SUB-ACCOUNT ALLOCATION. This illustration assumes that the net premiums (after expense deductions) have been allocated to the Variable Account. Select*Life NY II offers the policy owner the opportunity to select those sub-accounts that most clearly reflect their own tolerance for risk. Sub-accounts and their allocations are selected initially and can be changed or transferred between the sub-accounts of the policy without creating a taxable event. Currently, there is no charge on the first 24 transfers in a policy year, but there is a charge of $25.00 for each subsequent transfer. We reserve the right to limit transfers to twelve per policy year and charge $25.00 for transfers in excess of twelve per policy year.

FIXED ACCOUNT. A portion of premiums and accumulation values may also be allocated to the Fixed Account. The Fixed Account is an interest paying account that offers a guarantee of both principal and interest at a minimum annual rate of 4% on amounts credited to the account. ReliaStar Life Insurance Company of New York has complete ownership and control of all of the assets of the Fixed Account. For current interest crediting rates on the Fixed Account, ask your Registered Representative.

MINIMUM MONTHLY PREMIUM. A basic minimum monthly premium of $65.00 is required to issue the policy and to maintain the base policy Basic Death Benefit Guarantee. This basic minimum premium will change if increases or decreases are made in any of the policy benefits.

DEATH BENEFIT GUARANTEE. The basic death benefit guarantee is in effect for 5 policy years provided basic minimum premiums (net of policy loans and withdrawals) are paid. The basic death benefit guarantee prevents the policy from lapsing even if the cash surrender value is not sufficient to cover the monthly deduction due. The basic death benefit guarantee, while in effect, provides for payment of the policy death benefit regardless of sub-account performance. An Extended Death Benefit Guarantee for 33 policy years is in effect provided the Extended Death Benefit minimum monthly premiums (net of policy loans and withdrawals) are paid. The Extended Death Benefit minimum monthly premium is $121.83. Please see the Prospectus for a full explanation of this provision.

DEDUCTIONS AND CHARGES. A premium expense charge is deducted from each premium paid. The accumulation value of the policy is subject to several charges: a monthly amount charge, a monthly administration charge, a variable accumulation value charge, and the cost of insurance for the base policy and any riders. Surrender charges are applicable for the first 10 years and the first 10 years following any requested increase in the face amount.



--------------------------------------------------------------------------------
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 8 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                   100 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
--------------------------------------------------------------------------------

TAXATION. Tax laws are complex and change frequently. Changes in premium payments from those illustrated or other changes made to the illustrated policy after issue may result in classification as a Modified Endowment Contract
(MEC). Distributions from a Modified Endowment Contract, including loans, are taxable as income in the year received to the extent that the accumulation value of the policy prior to the distribution exceeds the total premiums paid. In addition, distributions may be subject to an additional 10% income tax penalty if taken before age 59-1/2. For complete information on how distributions from this policy may affect your personal tax situation, always consult your professional tax advisor.

ISSUER. Select*Life NY II is a product of ReliaStar Life Insurance Company of New York located at 1000 Woodbury Road, Suite 102, Woodbury, NY 11797. The general distributor is Washington Square Securities, Inc., an affiliated company, member NASD/SIPC, located at 20 Washington Avenue South, Minneapolis, MN 55401 (612-372-5507). Form #86-025.

PREMIUM LIMITS SUMMARY.

     Minimum First Year Annual Premium:         $816.00
     Initial Guideline Level Premium:         $1,679.03
     Initial Guideline Single Premium:       $18,971.14
     Initial MEC 7-pay Premium:               $4,438.10




--------------------------------------------------------------------------------
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                            Page 9 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

                      ILLUSTRATION SUMMARY AND DISCLOSURE
                                Variable Account

This page summarizes information from the previous ledger pages and outlines some important policy provisions. Review the information presented below. If acceptable, sign, date, and return this illustration, along with the application for insurance, to ReliaStar Life Insurance Company of New York.

Prepared for:

     James Doe
     Male 40 Preferred No Tobacco

Initial Total Face Amount: $100,000
Initial Death Benefit Options: A (Level)
Annual Premium: $1,462.00


This summary is based on the premium outlay in the policy illustration. The cash value and death benefit are shown as of the end of the year.


____________________________________________________________________________________________________________________
                                   GUARANTEED COSTS                             CURRENT COSTS
                              0.00% Gross Annual Return     0.00% Gross Annual Return     12.00% Gross Annual Return
                                 (-1.39% Net Return)           (-1.19% Net Return)            (8.81% Net Return)
____________________________________________________________________________________________________________________
Year 10, Age 50
  Cash Surrender Value:                10,371                         8,986                         15,283
  Death Benefit:                      100,000                       100,000                        100,000

Year 20, Age 60
  Cash Surrender Value:                36,258                        17,744                         54,470
  Death Benefit:                      100,000                       100,000                        100,000

Projected age when
  Death Benefit Ends:                      71                            82                             95
____________________________________________________________________________________________________________________

You may adjust your payment amounts, within limits, to extend or increase the cash value and death benefit.


I understand that:

PURCHASE OF LIFE INSURANCE. I am buying a flexible premium cash value variable life insurance policy issued by ReliaStar Life Insurance Company of New York.

RECEIPT OF PROSPECTUS. I received the current Prospectus describing the terms and operation of the policy and the underlying sub-accounts. I'm keeping the Prospectus for further reference. I understand the policy has some features comparable to and others different from a traditional life insurance policy. I realize this Disclosure Statement highlights some, but not all, of the important aspects of the policy and that I should examine the Prospectus prior to purchasing a policy.

INSURANCE PROTECTION. The policy provides insurance protection until age 100, if the cash surrender value, as explained in the Prospectus, is sufficient to pay the monthly charges. The policy remains in force during the death benefit guarantee periods, without regard to the cash surrender value, if on each monthly anniversary as described in the policy the total premiums paid, less any partial withdrawals or policy loans, equals or exceeds the total required premium payments specified in the policy.

SUB-ACCOUNT ALLOCATION. I may allocate a net premium (amount remaining after expense deductions) among one or more sub-accounts, each of which invests in one of the available portfolios. Each portfolio has a different investment objective, as described in the current Prospectus. In allocating net premiums to a sub-account, the investment performance of the underlying portfolios I select will impact the policy accumulation value and may impact the death benefit. Thus, the investment risk for those amounts is mine, and no minimum accumulation value in any sub-account(s) is guaranteed. I may also allocate net premiums to a Fixed Account, which the Company guarantees both as to principal and interest at a minimum annual rate of 4.0%.

_______________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                           Page 10 of 11

                                                      ReliaStar Life of New York
SELECT*LIFE NY II                                  1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                    Woodbury, NY 11797
________________________________________________________________________________

SELECTED PORTFOLIO. The sub-accounts I select have varying portfolio operating expenses. Changes to the selected sub-accounts and the allocation percentages will have an impact on the policy cash values. This illustration assumes the average portfolio expense for all underlying portfolios is deducted:

ILLUSTRATIONS. The illustrations in the Prospectus present hypothetical investment results and those presented by the Company's representative will utilize hypothetical and/or historical investment results. Neither hypothetical nor historical investment returns are guaranteed. The values set forth are illustrative only and are not intended to predict actual performance. They are intended to help explain how the policy operates and are not deemed to represent future investment results. Actual investment results may be more or less and depend on a number of factors, as explained in the Prospectus.

CHARGES AND DEDUCTIONS. As described in the Prospectus, there are (a) charges made against each premium payment and (b) monthly deductions against the accumulation value. If I surrender the policy or allow it to lapse during the first 10 years after issue or an increase, a surrender charge will be imposed.

LOANS AND WITHDRAWALS. Policy loans and partial cash withdrawals are available, subject to certain limits and charges as explained in the Prospectus. If, at any time, the amount of the policy loan exceeds the cash surrender value, the grace period goes into effect and the Company may lapse the policy. Policy loans and partial withdrawals may cause the death benefit guarantees to terminate.

TAX MATTERS. The Company does not provide legal or tax advice in reference to this life insurance policy. I acknowledge that the section in the Prospectus "Federal Tax Matters", is not intended to be a complete description of the tax status of the policy.



------------------------------------------------          ---------------------
Applicant or Policy Owner                                 Date


------------------        ----------------------
Date of Prospectus        Prospectus Form Number



------------------------------------------------          ---------------------
Reliastar Agent                                           Date









________________________________________________________________________________
              This illustration is not complete without all pages.

$100,000 Sel*Life NY II for James Doe              Presented by: Reliastar Agent
Version M3 2.6.4                                             12/08/2000 11:55 AM
State of Issue: New York                                           Page 11 of 11